June 28, 2017

Investors May Contact:
Lee McEntire, Bank of America, 1.980.388.6780
Jonathan G. Blum, Bank of America (Fixed Income), 1.212.449.3112

Reporters May Contact:
Jerry Dubrowski, Bank of America, 1.646.855.1195
jerome.f.dubrowski@bankofamerica.com

Bank of America Announces Increases to Quarterly Common Stock Dividend and Common Share Repurchase Program

CHARLOTTE - Bank of America today announced that the company’s Board of Directors plans to increase its quarterly common stock dividend by 60 percent to $0.12 per share, beginning in the third quarter of 2017.

Also, the Board authorized the repurchase of $12 billion in common stock from July 1, 2017 through June 30, 2018, plus repurchases to offset shares awarded under equity-based compensation plans during the same period, estimated to be approximately $0.9 billion.

The Federal Reserve Board has informed the company that it completed its 2017 Comprehensive Capital Analysis and Review and that it did not object to Bank of America’s capital plan, including the proposed dividend increase and stock repurchases.

The repurchase program, which covers both common stock and warrants, will be subject to various factors, including the company's capital position, liquidity, financial performance and alternative uses of capital, stock trading price, and general market conditions, and may be suspended at any time. The common stock or warrant repurchases may be effected through open market purchases or privately negotiated transactions, including Rule 10b5-1 plans.

Forward-Looking Statements
Certain statements in this news release represent the current expectations, plans or forecasts of Bank of America based on available information and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters.  These statements are not guarantees of its future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2016 and in any of Bank of America's other subsequent Securities and Exchange Commission filings.

Bank of America
Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 47 million consumer and small business relationships with approximately 4,600 retail financial centers, approximately 15,900 ATMs, and award-winning digital banking with approximately 35 million active users and more than 22 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in all 50 states, the District of Columbia, the U.S. Virgin Islands, Puerto Rico and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

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www.bankofamerica.com

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